LUMENTUM HOLDINGS INC.
2015 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Address:	Award Number:
Date of Award:
	Type of Award:	Restricted Stock
Vesting Commencement Date:
You (the “Grantee”) have been granted a restricted stock award (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the Lumentum Holdings Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.
Total Number of Shares of Restricted Stock Awarded: __________
Vesting Schedule:
Subject to the Grantee’s Continuous Active Service and other provisions and limitations set forth in this Notice, the Agreement and the Plan, the Shares subject to this Agreement will “vest” in accordance with the following schedule:
[VESTING SCHEDULE]
IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Lumentum Holdings Inc
a Delaware corporation

By:

Title:
By signing below or by electronic acceptance or authentication in a form authorized by the Company, the Grantee acknowledges that copies of this Notice, the Agreement, the Plan and the prospectus for the Plan prepared in connection with the registration of the shares issuable pursuant to the Award with the Securities and Exchange Commission have been provided to the Grantee or made available to the Grantee on the Company’s internal website or a website of the Company’s third party plan administrator and may be viewed and printed by the Grantee for attachment to the Grantee’s copy of this Notice. The Grantee represents that he or she is familiar with the terms and provisions of this Notice, the Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions. The Grantee has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee agrees that all disputes arising out of or relating to this Notice, the Agreement and the Plan shall be resolved in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

LUMENTUM HOLDINGS INC. 2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
1.Issuance of Shares. Lumentum Holdings Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of Shares of Restricted Stock Awarded set forth in the Notice, subject to the Notice, this Restricted Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 2015 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
2.    Transfer Restrictions. The Shares subject to this Agreement may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.
3.    Vesting.
(a)    For purposes of this Agreement and the Notice, the term “vest” shall mean, with respect to any Shares subject to this Agreement, that such Shares are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Share, such Share shall not vest until the Grantee becomes vested in the entire Share.
(b)    The Shares subject to this Agreement shall commence vesting and shall vest pursuant to the schedule within the Notice, subject to and in accordance with the terms of the Notice, this Agreement and the Plan.
4.    Termination of Continuous Active Service. Except in the event of the Grantee’s change in status from an Employee to a Consultant, in which case vesting of the Shares subject to this Agreement shall continue only to the extent determined by the Administrator, vesting of the Shares subject to this Agreement shall cease upon the date of termination of the Grantee’s Continuous Active Service for any reason, including death or Disability. In the event the Grantee’s Continuous Active Service is terminated for any reason, any unvested Shares subject to this Agreement held by the Grantee immediately following such termination of Continuous Active Service shall be forfeited without compensation and deemed reconveyed to the Company, and the Company shall thereafter be the legal and beneficial owner of the unvested Shares and shall have all rights and interest in or related thereto without further action by the Grantee.
5.    Escrow of Shares.
(a)    All Shares of Restricted Stock will, upon execution of this Agreement, be delivered to and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the

Shares of Restricted Stock vest or upon the termination of Grantee’s Continuous Active Service, whichever is earlier.
(b)    The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.
(c)    Upon termination of Grantee’s Continuous Active Service for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Grantee hereby appoints the Escrow Holder with full power of substitution, as Grantee’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Grantee to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.
(d)    The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Grantee after they vest following Grantee’s request that the Escrow Holder do so.
(e)    Subject to the terms hereof, Grantee shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.
(f)    In the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than the Shares (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of Shares, the Shares shall be subject to adjustment as provided in Section 10 of the Plan.
(g)    The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.
6.    Taxes.
(a)    Generally. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company or any Affiliate determines may result in any tax withholding obligation, whether U.S., federal, state or local, or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company or any Affiliate.
(i)    By Sale of Shares. Unless the Grantee determines (or is required) to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) or clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.
(ii)    By Withholding Shares. The Company or any Affiliate shall have the right, but not the obligation, to require the Grantee to satisfy all or any portion of the Tax Withholding Obligation by deducting from the Shares otherwise deliverable to the Grantee in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company or any Affiliate, as of the date on which the Tax Withholding Obligations arises, not in excess of the amount of such Tax Withholding Obligation determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.
(iii)    By Check, Wire Transfer or Other Means. Only if permitted by the Administrator, at any time not less than five (5) business days before any Tax Withholding Obligation arises, the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company or any Affiliate an amount that the Company or such Affiliate, as applicable, determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company or such Affiliate, as applicable, may direct, (y) delivery of a certified check payable to the Company or such Affiliate, as applicable, or (z) such other means as specified from time to time by the Administrator.
(c)    Right to Retain Shares. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from escrow unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Grantee with respect to all Tax Withholding Obligations.
7.    Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares (or related dividends and/or distributions) deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account) or the Escrow Agent. Except as provided in Section 5(f), after such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares. Notwithstanding any contrary provisions in this Agreement, any quarterly or other regular, periodic dividends and/or distributions (as determined by the Company) paid on unvested Shares will be subject to the same vesting and other terms and conditions of this Agreement as the Shares of Restricted Stock to which such dividends and/or distributions relate. Any dividends and/or distributions on any Shares will be held by the Escrow Holder until such dividends and/or distributions have vested, and subject to the terms of this Agreement, will be delivered within thirty (30) days of the date such dividends and/or distributions have vested.
8.    Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Administrator may amend this Agreement, either retroactively or prospectively, without the consent of the Grantee, if the Administrator determines in its discretion that such amendment is required or advisable for this Agreement and the Award to satisfy or comply with or meet the requirements of Code Section 409A so that no additional tax under Code Section 409A is applied to this Award. However, the Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Code Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Grantee, including as a result of the application of Code Section 409A to the Award.
9.    Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.
10.    Dispute Resolution. The provisions of this Section 10 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
11.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.
12.    No Effect on Terms of Service. The Shares subject to the Award shall vest, if at all, only during the period of the Grantee’s Continuous Active Service (not through the act of being hired, being granted the Award or acquiring Shares hereunder) and the Award has been granted as an inducement for the Grantee to remain in such Continuous Active Service and as an incentive for increased efforts on behalf of the Company and its Affiliates by the Grantee during the period of his or her Continuous Active Service. Nothing in the Notice, the Agreement, or the Plan shall confer upon the Grantee any right with respect to future restricted stock grants or continuation of Grantee’s Continuous Active Service, nor shall it interfere in any way with the Grantee’s right or the right of the Grantee’s employer to terminate Grantee’s Continuous Active Service, with or without cause, and with or without notice. Unless the Grantee has a written employment agreement with the Company to the contrary, Grantee’s status is at will. This Award shall not, under any circumstances, be considered or taken into account for purposes of calculation of severance payments in those jurisdictions requiring such payments upon termination of employment. The Grantee shall not have and waives any and all rights to compensation or damages as a result of the termination of the Grantee’s employment with the Company or the Grantee’s employer for any reason whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements or claimed rights or entitlements under the Plan, or (ii) the Grantee’s ceasing to be entitled to any purchase rights or shares or any other rights under the Plan.

13.    Personal Data. The Grantee understands that the Company and its subsidiaries hold certain personal information about the Grantee for the purpose of managing and administering the Plan, including: name, home address and telephone number, date of birth, social fiscal number, compensation, nationality, job title, any shares of stock held in the Company, details of all awards of equity compensation or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (collectively, “Data”). The Grantee understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, Asia, the United States and/or Canada. The Grantee consents to the collection, use and transfer of Data and authorizes these recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for: (i) the administration of the Plan; and (ii) the implementation, administration and management of the Grantee’s participation in the Plan, including any requisite transfer to a broker or any other third party with whom the Grantee may elect to deposit any shares of stock acquired as a result of this Award or any portion thereof and/or the subsequent holding of shares of stock on the Grantee’s behalf.
14.    Documents in English. The Plan documents, including this Agreement, are in English, and if the Grantee requires a translation of the documents into a language other than English, Grantee will be responsible for arranging for accurate translations. If the documents are translated into a language other than English and if the translated versions are different front the English versions, the English versions will take precedence.
END OF AGREEMENT

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